Exhibit 10.12

No. : 62210201-2020 (suzhou) no. 0012

Working Capital Loan Contract

AGRICULTURAL DEVELOPMENT BANK OF CHINA

Borrower (full name): Gansu Qilianshan Pharmaceutical Co. Ltd.

Business license no. : 91620900789633293L

Legal representative/CEO: Zhanchang Xin

Place of business (address): Jiuquan High-tech Industrial Park, Jiuquan City, Gansu Province, China

Zip: 735000

Bank and account number of basic deposit account: Agricultural bank of China jiuquan suzhou district branch business office

27200101040012662

Contact number and fax :18089374001

Lender (full name):Agricultural Development Bank of China Jiuquan suzhou district branch

Legal representative/CEO:JinShan Luo

Place of business (address):No. 23 East Road, Suzhou District, Jiuquan City, Gansu Province, China.

Zip: 735000

Contact number and fax : 0937-2630115

The borrower applies to the lender for a loan, and the lender agrees to issue the loan to the borrower. In accordance with the provisions of relevant national laws, regulations and rules, the borrower and the borrower enter into this contract on the basis of equality and voluntary consensus through consultation, so as to bind both parties to abide by the contract.

Article 1 Types of Loans

The loan under this contract is: circulating capital loan of industrial leading enterprises.

Article 2 Purpose of loan

The purpose of the loan under this contract is: The production of 75% ethanol is used to disinfect alcohol and epidemic prevention materials. Without the written consent of the lender, the borrower shall not change the loan purpose stipulated in this contract.

Article 3 Amount of loan

The loan amount hereunder shall be RMB (in words) RMB Ten Million Yuan only (in words RMB 10,000,000.00). (in case of any discrepancy between the large and small figures, the upper case shall prevail, the same below).

Article 4 Term of loan

The loan term under the contract is 12 months.From February 10, 2020 to February 9, 2021.If the loan term hereunder is inconsistent with the borrower and the borrower's loan term, the date indicated on the initial withdrawal loan form shall prevail.The term of the loan certificate under this contract shall not exceed the loan maturity specified in this contract.The loan certificate is an integral part of this contract and has the same legal effect as this contract.

Article 5 Interest rate penalty interest rate and interest calculation and settlement

5.1 The loan interest rate under this contract is the annual interest rate, and the interest rate is the following:

5.1.1 Released by the people's Bank of China / Loan interest rate, interest rate is / %.

5.1.2 The interest rate on a loan announced by the People's Bank of China is above (up / down) / % and the interest rate is / %.

5.1.3 In the People's Bank of China announced / loan interest rate level (up / down) / percentage point, the interest rate is / % .

5.2 The borrowing interest rate under this contract shall be subject to the adjustment of the lending benchmark interest rate of the People's Bank of China in accordance with item / below.

5.2.1 Fixed interest rate, the interest rate will remain unchanged within the term of the loan.

5.2.2 Adjust accordingly, calculate interest by section.

5.2.3 From the date of actual withdrawals (monthly / quarter /6 month / year) adjustment, segmented interest rate. Monthly adjustment time is 21 days per month, quarterly adjustment time is 21 days of the first quarter, according to 6 months adjustment time for January 21st and July 21st each year, the annual adjustment time is January 21st each year.

5.3 The penalty interest rate for loans under this contract is annual interest rate, including:

5.3.1 The penalty interest rate for overdue loans is added to the loan interest rate stipulated in this contract / %.

5.3.2 The penalty interest rate that does not use the loan in accordance with the terms specified in this contract shall be added to the loan interest rate stipulated in this contract / %.

5.4 The penalty interest of loans under this contract shall be adjusted in accordance with the basic interest rate of the People's Bank of China. Perform in accordance with the following section / Item Agreement:

5.4.1 No adjustment.

5.4.2 Then adjust and segment interest.

5.5 If the borrower makes use of the loan under this contract, as if there is a time overdue and fails to use the contract, the lender will collect the penalty interest at the higher penalty interest rate of the two party.

5.6 Interest calculation and settlement .

5.6.1 The borrowings under this contract shall be calculated on a daily basis from the date of actual withdrawals, and the interest shall be calculated according to the actual days of use and the loan interest rate stipulated in this contract.

5.6.2 The interest that the borrower can not pay on time within the term of the loan stipulated in this contract, "(collect / collect) compound interest and collect compound interest, execute according to the loan interest rate stipulated in this contract.

5.6.3 When the loan is overdue or the borrower fails to use the loan in accordance with the terms specified in this contract, the interest that the borrower can not pay on time shall be calculated according to the penalty interest rate stipulated in this contract.

5.6.4 The interest on the loan under this contract will be settled on the basis of (month/quarter) the 20th day of each (month/quarter end month).

5.6.5 During the performance of this contract, if the people's bank of China adjusts the loan interest rate penalty interest rate and the penalty interest rate shall apply to the loan hereunder, the lender shall have the right to calculate the corresponding penalty interest rate according to the adjusted loan interest rate penalty interest rate in accordance with the provisions of the people's bank of China without further notice to the borrower.

Article 6 withdrawal

6.1 When the borrower draws money, the following prerequisites shall be satisfied. Otherwise, the lender has the right to refuse the application for withdrawals from the borrower:

6.1.1 In accordance with relevant laws and regulations, the approval, registration and delivery of loans related to this contract have been completed other statutory procedures.

6.1.2 If the loan under this contract is secured, the guarantee contract stipulated in the ninth clause and the 9.2 paragraph of this contract has entered into force in accordance with the law. The mortgage or pledge right has been established in accordance with the law and registered in accordance with the law.

6.1.3 There is no breach of contract stipulated in this contract.

6.1.4 Other related materials for borrowing have been provided as required by the lender.

6.2 The borrower's withdrawal plan is as follows.

6.2.1 February 11, 2020, amount (in words) ten million yuan only (in words RMB 10,000,000.00).

6.2.2     /     year     /     month     /     day, amount (in words)     /     (in lowercase RMB     /     )

6.3 If the borrower is unable to withdraw money in accordance with article 6.2 of this article for special reasons, it shall submit a written application to the lender five (5) working days in advance. With the written consent of the lender, the withdrawal may be made five (5) days in advance or delayed。

6.4 If the borrower requests to cancel all or part of the unwithdrawn items in this contract, it shall submit a written application to the lender five (5) working days prior to the withdrawal agreed herein. Upon the written application and approval of the lender, the withdrawal may be made in advance or delayed for five (5) days。

Article 7 release and payment of loan funds

7.1 When the payment object is clear and the amount of a single withdrawal exceeds five million yuan, the lender shall be entrusted to pay, and the borrower shall make independent payment for the rest of the loan.

7.1.1                    /                 .

7.1.2                   /                   .

7.2 If the loan under this contract is paid in entrusted way, the lender shall, according to the agreed loan purpose, examine whether the withdrawal application provided by the borrower and the amount paid by the payment object listed in the payment commission are consistent with the corresponding commercial contract and other supporting materials.

7.3 If the entrusted payment method is adopted for the loan under this contract, the lender shall, according to the borrower's withdrawal application and payment commission, pay the borrowed funds through the borrower's account to the counterparty of the borrower who meets the purpose specified in this contract.

7.3.1 The list of payment objects and accounts shall be subject to the borrower's withdrawal application form and payment proxy, which shall be attached to this contract.

7.3.2 The above withdrawal application and payment commission, once submitted, shall be irrevocable without the written consent of the lender.

7.4 If the loan is made under this contract by means of autonomous payment, the lender shall transfer the loan to the designated borrower's account, which means that the lender shall be deemed to have issued the loan to the borrower in accordance with the provisions of this contract.

7.5 The group customer shall provide the payment basis consistent with the purpose of the loan for the use of funds transferred to its subsidiaries in other places.

7.6 For the credit business with the fund payment agent, the fund transfer bank shall sign the fund payment supervision agreement with the fund payment agent.

7.7 The lender shall have the right to supervise the special fund withdrawal account opened or designated by the borrower at the lender's place, and shall have the right to require the borrower to summarize and report the payment of loan funds every month, and verify whether the loan payment conforms to the agreed purpose by means of account analysis voucher inspection or on-site investigation.

7.8 If the lender finds any inconsistency or other defects in the relevant materials provided by the borrower, it shall have the right to request the borrower to supplement or replace the description or resubmit the materials. Before the borrower submits the materials that meet the requirements of the lender, the lender shall have the right to refuse the release and payment of the relevant funds.

7.9 During the performance of this contract, the lender shall have the right to change the loan payment method or stop the issuance and payment of the loan funds if the borrower's credit condition declines and the main business profitability is not strong and the loan funds are used in an abnormal way.

Article 8 repayment

8.1 The borrower shall pay the interest in full as agreed herein and repay the principal of the loan as agreed in item 8.1.2 below.

8.1.1 The last repayment shall be made not later than the due date specified in this contract.

8.1.2 Repayment schedule is as follows:

8.1.2.1 February 09, 2021, amount (in words) ten million yuan only (in words RMB 10,000,000,00)

8.1.2.2 / year / month / day, amount (in words) / (in lowercase RMB / )

8.1.2.3 / year / month / day, amount (in words) / (in lowercase RMB / )

8.1.2.4 / year / month / day, amount (in words) / (in lowercase RMB / )

8.1.2.5 / year / month / day, amount (in words) / (in lowercase RMB / )

8.2 Item 8. In this section 1. 1 circumstances of the agreement, the borrower to return the principal in advance, to be last working day before to prepayment put forward written application, the lender after written consent from the lender, can repay ahead of schedule part or full loan principal if the borrower to return part of the principal in advance, the lender shall have the right to order according to the repayment plan instead receive reimbursement.

8.3 The borrower shall pay the interest or principal and interest payable in the current period before the date of the contract or the date of repayment of the contract, and authorize the lender to collect it directly from the account on the next day or the date of repayment.

8.4 The lender has the right to recover the loan ahead of time when the borrower's funds return to the following conditions:

8.4.1                    /                 .

8.4.2                    /                 .

Article 9 The loan method under this Contract is item 9.2 below:

9.1Adopt the method of credit borrowing.

9.2 Guarantee shall be adopted and the guarantee contract shall be signed separately.

9.2.1 The maximum amount of mortgage guarantee method, the guarantee contract number is: 62210201-2020 Suzhou (Reach) Word 0002

Article 10 Rights and obligations of the borrower.

10.1 It has the right to understand the credit policy, interest rate policy and so on to the lender.

10.2 It has the right to withdraw and use loans in accordance with the terms, purposes and withdrawals stipulated in this contract, so as to ensure that the loan does not invest in thousands of fixed assets and equity, and does not flow into stock market, futures market or state prohibition of production and operation in any form. Areas and uses, and other uses prohibited or restricted by laws and regulations.

10.3 In compliance with the requirements of the lender, the lender can apply for a loan extension.

10.4 It is entitled to require the lender to keep confidential the information and circumstances of the debt, finance, production and operation provided by the lender, unless otherwise stipulated by the laws and regulations and otherwise stipulated in this contract.

10.5 Ensure the authenticity, accuracy, completeness and effectiveness of all documents and other materials supplied to the lender. There is no false record, major omission or misleading statement.

10.6 According to the requirements of the Lender, it shall provide the Lender with true, complete, legal and effective financial statements and other relevant documents, materials and information every month, and accept and cooperate with the Lender to inspect and supervise its production and operation, material inventory, financial situation and use of loans.

10.7 Borrowers should be opened in the lender or designated special money collecting account, account number is: 62210200100000550761, is used to charge the corresponding sales or finance repayment plan, and, when required by lenders and borrowers signed the agreement of special account supervision, provides account funds in and out of the situation in a timely manner to the lender, subject to the lender to the regulation of the account account control protocol as the supplement of this contract.

10.8 According to this contract, the principal and interest shall be paid on time and in full.

10.9 Ensure that the following provisions on financial indicators shall be observed within the validity period of the contract.

10.9.1 The borrower's asset-liability ratio shall not be higher than / %

10.9.2 The borrower's operating cash flow continues to be negative / year.

10.9.3                    /                 .

10.9.4                    /                 .

10.10 Undertake to accept and actively cooperate with the lender to inspect and supervise the use of the loan funds, including the purpose, by means of account analysis, voucher inspection, on-site investigation, etc., summarize and report the use of the loan funds every month as required by the lender, and provide records and data of the use of the loan funds.

10.11 Within the validity period of this contract, the borrower shall notify the lender in writing within 15 days from the date of the change of the name, the legal representative (principal responsible person), the residence address, the telephone address, the telephone number, the scope of business, the affiliation, the amendment of the articles of association, and the major adjustment of the internal organization.

10.12 During the term hereof, the borrower shall give a written notice to the lender 30 days in advance and obtain the written consent of the lender if it provides a guarantee for the debts of others or pledges its property to a third party.

10.13 There will be significant transactions between the borrower and its controlling shareholders and other associated companies (including but not limited to major related purchase and sale contracts, leasing, raw material supply, capital exchanges, etc.), or the relationship between their affiliated parties has changed, or their controlling shareholders and other associated companies have experienced serious crises in their battalion or financial aspects.The borrower shall notify the lender in writing within 3 days after the occurrence of the above circumstances.

10.14 During the validity period of this contract, the borrower as the quantitative contract leasing joint-stock companies associated discrete merging (merger) joint venture (cooperative) to reduce the registered capital of substantive changes to increase debt financing equity assets transfer or dispose of foreign investment or other behavior, can affect the lender the realization of obligee's rights shall be 30 days in advance written notice to the lender, and implement the agreed by the lender in writing of borrowing the repayment of the debt liability under this contract, or the provision of approved by the lender in writing of the other lawful and effective guarantee, otherwise before pay off all the debt under this contract shall not be quantitative the behavior.

10.15 Borrowers production management difficulty in serious deterioration of financial position involving major economic disputes or other camp or the status of the property to its significant adverse consequences of any litigation or criminal case such as administrative punishment, controlling shareholder, director or the borrower's current senior management personnel involved in major economic disputes, or have a significant adverse record, or the personnel changes is missing or by judicial organs in accordance with the investigation or restrict the personal freedom, or its property is an important part of or all by his creditors possession or designated personnel to take over the trustee receiver or similar, or whose property is seized or frozen, orBy the people's government of the expropriation and requisition, or other serious adverse events affecting the borrower solvency, can lead to significant losses, of the lender to the borrower shall, in the above situation occurs within 3 days after written notice to the lender, and in accordance with the requirements of the lenders to take to ensure that the loan principal and interest under this contract and all other expenses on time full specified amount to repay the preservation measures.

10.16 During the validity period of this contract, the borrower if produce production shutdown were closed for cancellation of registration application suspended pin business license has been revoked or be filed for chapter 11 bankruptcy case such as dissolution, the borrower shall be given to the above situation happened after 3 days written notice to the lender, and ensure the return of loan principal and interest, according to requirements of the lender's written or provide the creditor's rights preservation measures approved by the lender in writing.

10.17 If the loan under this contract is secured in the form of guarantee, if there is any change in the guarantee that is not conducive to the creditor's right, the borrower shall, in accordance with the requirements of the lender, provide other legal and effective guarantees recognized by the lender in writing.

10.18 Any of the following circumstances of the borrower or the borrower's affiliated enterprises or the Guarantor or its affiliated enterprises shall be deemed as the borrower's default to the loan contract at the same time, and the borrower shall be required to bear the liability for breach in accordance with article 12 hereof.

10.18.1 Any borrowings financed or obligations arising or likely to be in default or declared to mature earlier.

10.18.2 Failure to perform, or the possibility of failure to perform, any warranty or similar obligation.

10.18.3 Failure or breach of a legal document or contract relating to a guarantee of indebtedness or other similar obligations, or the possibility of failure or breach.

10.18.4 The occurrence or imminent insolvency of debts or loans/financing due.

10.18.5 Was declared bankrupt through legal proceedings.

10.18.6 Transfer its assets or property to other creditors.

10.18.7 Other circumstances that threaten the security of loan principal and interest under the loan contract.

10.19 The borrower shall bear the costs of lawyer services, insurance, transportation, assessment, registration, custody, appraisal, notarization, etc., which are related to the guarantee under this contract and this contract, unless otherwise stipulated by relevant laws and regulations.

Article 11 Rights and obligations of the Lender

11.1 It shall have the right to inspect and supervise the use of material inventory loans in the borrower's financial activities of production and operation, and shall have the right to require the borrower to provide financial and accounting statements and other relevant documents and information every month

11.2 It is entitled to directly collect the principal, interest, penalty interest, compound interest and other payable expenses of the borrower from the borrower's account in accordance with the contract.

11.3 The borrower shall have the right to implement the credit system, report to the relevant departments or units, and announce the collection through the news media.

11.4 Loans should be provided to the borrower on time and in full in accordance with this contract, except for the delay caused by the borrower's cause.

11.5 The information and conditions of debt, finance, production, operation and other aspects provided by the borrower shall be kept confidential. Unless otherwise stipulated by laws or regulations or otherwise stipulated in this contract.

11.6 When handling the entrusted payment, the borrower only provides the information of the object of payment and the proof of the financing purpose. ........ And other relevant information for formal review, because the borrower's relevant information is not true, inaccurate or incomplete, or because the borrower designated the loan account or its payment object account is frozen or stopped by the authorized authority, resulting in the lenders failing to complete the entrusted payment in accordance with the borrower's entrustment. The Lender has no liability and does not affect the repayment meaning that the borrower has produced under this contract.

11.7 The lender has the right to participate in the borrower's large scale financing, asset sale and merger, separation, shareholding system transformation and bankruptcy liquidation. Such activities as creditors' claims.

11.8 The lender shall have the right to take appropriate and reasonable measures after giving notice to the borrower in accordance with the obligations imposed by the bank's administrative supervision and management department under the mandatory or guiding provisions or guidelines.

11.9 No exercise or partial exercise or delay in exercising any rights under this contract does not constitute a right or a right. Waiver or alteration of other rights does not affect its further exercise of the right or other rights.

11.10 During the term hereof, if the Lender changes its name, domicile or correspondence address, it shall notify the Borrower in writing within 15 days from the date of such change.

Article 12 Liability for Breach of Contract

12.1 After the contract comes into force, both the borrower and the lender shall perform the obligations agreed herein. If either party fails to perform or fails to fully perform the obligations agreed herein, it shall be liable for breach of contract according to law.

12.2 If the borrower fails to handle and withdraw the loan in accordance with the contract, it shall pay the lender a delay penalty according to the amount and number of days of default at the interest rate agreed herein.

12.3 If the lender fails to handle and provide the loan in accordance with the contract on the premise that the borrower performs the obligations set forth herein, it shall pay the borrower a delay penalty according to the amount and number of days of default at the interest rate set forth herein.

12.4 If the borrower returns the loan hereunder in advance without the written consent of the Lender, it shall pay liquidated damages to the lender according to the amount and number of days of default at the interest rate agreed herein.

12.5 The borrower fails to repay loan, the lender shall have the right within a time limit, shall have the right to directly from the borrower at the agricultural development bank of China any institution directly on any account opened levied owed to loan principal and interest, to borrow at the same time overdue parts from the date of overdue by collecting interest penalty interest rates, and can not pay the interest on schedule according to the penalty interest rate collecting compound interest.

12.6 Borrowers did not use the proceeds for the purpose under this contract, or ways to extract the borrowing by the agreement, the lender shall have the right to stop issuing loans to recover the loan, or terminate the contract and shall have the right to use of borrower default borrowing, starting from the date of default by collecting interest penalty interest rates, and can not pay the interest on schedule according to the penalty interest rate collecting compound interest.

12.7 If the borrower falls under any of the following circumstances, the lender has the right to stop extending the loan or cancel the loan which has not yet been drawn by the borrower, and the right to recover part or all of the loan in advance;If it is not possible to collect the overdue loan, the liquidated damages shall be calculated and collected on a daily basis according to the interest rate on overdue loan.

12.7.1 Providing the lender with the loan examination materials that are false or conceal important facts, or providing the balance sheet income statement and other financial and accounting materials that are false or conceal important facts.

12.7.2 Failure to comply with the commitments.

12.7.3 Breach of article 10 clause 10.6 of this contract.

12.7.4 In violation of the provisions of the tenth clause or the 10.7 paragraph of the contract or the withdrawal of funds, the conditions stipulated in the eighth clause 8.4 of the contract shall be met.

12.7.5 It violates the provisions of the tenth clause and the 10.8 paragraph of this contract.

12.7.6 Breaking through the financial indicators stipulated in the tenth and 10.9 clauses of the contract.

12.7.7 Violate the contract to break up into parts to avoid the lender entrusted payment.

12.7.8 It violates the provisions of the tenth clause and the 10.10 paragraph of this contract.

12.7.9 In violation of the provisions of the tenth clause and the 10.11 paragraph of this contract, the creditor's creditor's rights shall be seriously affected or threatened.

12.7.10 It violates the provisions of the tenth clause and the 10.12 paragraph of this contract.

12.7.11 Violation of the provisions of the tenth clause and the 10.13 paragraph of this contract affects the security of the creditor's creditor's rights.

12.7.12 Violates the provisions of the tenth articles and 10.14 paragraphs of the contract.

12.7.13 Violates the contract tenth, 10.15 stipulates.

12.7.14 Violates the contract tenth, 10.16 stipulates.

12.7.15 Violates the contract tenth, 10.17 stipulates.

12.7.16 Any material cross-breach as stipulated in Clause 10.18 of Article 10 hereof occurs.

12.7.17 Any other cause that may cause the creditor's creditor's rights to be threatened or suffered serious losses.

12.8 If a borrower breaching a contract, the lender will resort to litigation, arbitration and other legal means to achieve the creditor's rights. The borrower shall bear the lawyer's fees, travel expenses and other expenses for the realization of the claims.

Article 13 Effective alteration and rescission of a contract

13.1 This contract shall come into force upon being signed and affixed official seals by both parties.

13.2 The borrower can not repay the loan, need to handle the extension, shall, at the expiration of borrowing this contract a 30 working days of the written application for extension is put forward, the lender if the loan secured, the borrower shall provide the guarantor agrees to guarantee written comments or further provide the lender approval other lawful and effective guarantee, subject to consent by the lender to review, signed the agreement of loan roll over.

13.3 If the borrower has one of the following circumstances, the lender has the right to terminate the contract, and has the right to ask the borrower to return the principal and interest of the loan in advance of the contract and compensate for all losses made to the loan accordingly.

13.3.1 Violates the provisions of the tenth clause and 10.14 paragraph of the contract, endangering the security of the creditor's creditor's rights.

13.3.2 Violates the provisions of the tenth clause and the 10.15 paragraph of the contract, which seriously affect the realization of the creditor's rights or may cause serious losses to the lender.

13.3.3 Breach of the 10.16 clause of the tenth article of the contract, endangering the security of the creditor's rights.

13.3.4 In violation of the provisions of the tenth clause and the 10.17 paragraph of this contract, the creditor's creditor's rights shall be seriously affected or threatened.

13.3.5 Consecutive three months (months / quarters) or accumulative three months (month / quarter) did not pay interest on loans in accordance with the contract.

13.3.6 Other serious breach of contract.

13.4 After the entry into force of this contract, neither party nor the borrower can alter or terminate this contract without the stipulations of this contract. If it is necessary to alter or terminate this contract, it shall notify the other party in writing, and reach a written agreement through consultation between the two parties.

13.5 The invalidity or infeasibility of any provision of this contract does not affect the validity and enforceability of other terms, nor does it affect Affect the effectiveness of the whole contract.

Article 14 Settlement of disputes

14.1 Disputes arising from the execution of this contract can be settled through negotiation between the borrower and the borrower. 14.1.1 Item solution.

14.1.1 Bring a lawsuit against the people's court where the lender is located.

14.1.2 The arbitration shall be conducted in accordance with the commission's arbitration rules in effect at the time of applying for arbitration.

14.2 During the period of litigation or arbitration, the provisions of the contract which do not involve disputes shall still be fulfilled.

Article 15 Other matters agreed by both parties

15.1 Loan interest at a pre-determined penalty interest rates and interest settlement supplementary agreement see number: see the lending rate DKLLBCXY20206221020010002, loan interest rate is equal to the January 20, 2020 on the basis of the latest one-year LPR add 0 points, borrowing period remains unchanged, fixed interest rate of 4.15%.

15.2 Complete the basic information of the loan according to the whole process standardization instruction manual.

15.3 Apply for legal and effective mortgage guarantee procedures as soon as possible after the loan is issued.

Article 16 Supplementary Provisions

16.1 Except as otherwise stipulated in this contract, any text, notice or legal document between the borrower and the lender shall be In written form, the registered address (return receipt), express mail or facsimile service delivered to the head of the contract shall be delivered through the special delivery, prepaid postage, or fax. The documents, notifications, legal documents and other documents can not be delivered due to a party's failure to notify the other party in time due to the change of the aforementioned address, resulting in the loss caused by the party responsible for the change.

16.2 The appendix of this contract is an integral part of this contract and has the same legal effect as the body of this contract.

16.3 In the performance of this contract, if a drawing date and repayment date are non statutory working days, it will be postponed to the next statutory working day.

16.4 The lender shall have the right to comply with this contract in accordance with the relevant laws and regulations or the requirements of the financial regulatory authorities. The information and other relevant information of the borrower are provided to the people's Bank of China credit information system and other established credit information databases, which are provided by appropriate institutions or individuals for enquiry and use. The lender has the right to enter into and perform the contract as well. Inquires the borrower's related information through the people's Bank of China credit information system and other established credit information databases.

16.5 This contract is made in quadruplicate, with one borrower, one lender and one registration authority having the same legal effect.

Article 17 Special Reminder

The Lender has drawn the Borrower's attention to a full and accurate understanding of the meaning and legal consequences of the terms and conditions of this Contract and the parties' understanding of the terms and conditions of this Contract without objection。

(Signature )

Date of signing: February 10, 2020